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                             SUB-ADVISER AGREEMENT

     Sub-Adviser Agreement executed as of January 30, 1998 between Composite Research & Management Co., a Washington corporation (the "Manager"), and WARBURG PINCUS ASSET MANAGEMENT, INC., a Delaware corporation (the "Sub-Adviser").

                              W I T N E S S E T H
                              -------------------

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   Services to Be Rendered by Sub-adviser to the Sierra Variable Trust.

          (a) Subject always to the control of the Trustees of The Sierra Variable Trust, a Massachusetts business trust (the "Trust") and to the overall supervision of the Manager, the Sub-Adviser, at its expense as provided herein, will render the following services to the International Growth Fund (the "Fund") of the Trust. The Sub-Adviser will furnish continuously an investment program for the portfolio represented by shares of the Fund and will make investment decisions on behalf of the Fund with respect to all of the assets of the Fund, including cash and cash equivalents and will place all orders for the purchase and sale of portfolio securities of the Fund and for the investment, reinvestment and management of cash or cash equivalents of the Fund. The Sub-Adviser is hereby appointed and shall serve as attorney-in-fact and agent of the Fund for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser may be requested by brokers, dealers, counterparties and other persons in connection with the Sub-Adviser's management of the assets of the Fund.

               (i) In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust, the By-laws of the Trust and the stated investment objectives, policies and restrictions of the Fund as set forth in its registration statement on Form N-1A, File No. 33-57732, and will use its best efforts to safeguard and promote the welfare of the Fund, and to comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine. Copies of the Trust's Registration Statement, including exhibits, Agreement and Declaration of Trust and By-laws, in each case as amended to date, have been or will be provided to the Sub-Adviser, and the Manager agrees promptly to provide the Sub-Adviser with all amendments or supplements to the Registration Statement, Agreement and Declaration of Trust and By-laws.

               (ii) The Sub-Adviser shall make its officers and employees available to the Manager at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund.
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               (iii)  The Manager agrees, on an ongoing basis, to notify the
          Sub-Adviser expressly in writing of each change in the fundamental and nonfundamental investment policies of the Fund. The Manager desires to engage and hereby appoints the Sub-Adviser to act as investment sub-adviser to the Fund to which appointment the Trust agrees. The Sub-Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth herein.

          (b) The Sub-Adviser, at its expense, will furnish all necessary office space and equipment, bookkeeping and clerical services (excluding shareholder accounting and transfer agency services) required for it to perform its duties hereunder and will pay all salaries, fees and expenses of any officer of the Trust who is an employee of, or otherwise affiliated with, the Sub-Adviser and is not an employee of, or otherwise affiliated with, the Manager; provided that no person who is an employee of, or otherwise affiliated with, the Sub-Adviser shall serve as a Trustee of the Trust.

          (c) The Manager agrees to provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities pertaining to the Fund under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the condition of the Fund's affairs.

          (d) In fulfilling its obligations hereunder, the Sub-Adviser shall be entitled to rely on and act in accordance with, and the Manager agrees to hold the Sub-Adviser harmless for any act or omission taken in good faith in reliance on, information and instructions, which may be standing instructions, provided to the Sub-Adviser by the Manager, the Trust's administrator, or other agent of the Manager designated by the Manager. Such information and instructions shall be conveyed to the Sub-Adviser in a timely manner so as to permit the Sub-Adviser to take such action as may be required in an orderly fashion. The Manager agrees to provide or cause to be provided to the Sub-Adviser on an ongoing basis, such information as is reasonably requested by the Sub-Adviser for performance by the Sub-Adviser of its obligations under this Agreement, and the Sub-Adviser shall not be in breach of any term of this Agreement or be deemed to have acted negligently if the Manager fails to provide or cause to be provided such information and the Sub-Adviser relies on the information most recently furnished to the Sub-Adviser. The Manager will promptly provide the Sub-Adviser with any procedures applicable to the Sub-Adviser adopted from time to time by the Board of Trustees of the Trust and agrees to promptly provide the Sub-Adviser copies of all amendments thereto.

          (e) In the selection of brokers, dealers, futures commissions merchants or any other sources of portfolio investments for the Fund (hereafter, "brokers or dealers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain the most favorable price and execution

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     available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine that are communicated in writing to the Sub-Adviser as provided in Section 1(a)(iii) hereof, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay, on behalf of the Fund, a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities over time with respect to the Trust and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. As provided in the Management Contract referred to in Section 3 below, the Trust agrees that any entity or person associated with the Manager or Sub-Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund that is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or Rule 11a2-2(T) thereunder, and the Trust has consented to the retention of compensation for such transactions in accordance with
     Section 11(a) or Rule 11a2-2(T)(2)(iv) under the 1934 Act.

          (f) In selecting brokers or dealers to execute a particular transaction, and in evaluating the best price and execution available, the Sub-Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) provided to the Sub-Adviser or any affiliated person of the Sub-Adviser. Subject to the requirements of Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), the Sub-Adviser is specifically authorized to select an affiliated person of the Sub-Adviser to execute brokerage, but in no event principal, transactions for the Fund. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold in order to obtain the most favorable execution and/or lower brokerage commissions, if any, and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the

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     Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligation over time to the Fund and to such other clients. Furthermore, the Trust and the Manager recognize that the Sub-Adviser may give advice, and take action, with respect to its other clients that may differ from the advice given, or the time or nature of action taken, with respect to the Fund.

          (g) The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Sub-Adviser pursuant to this
     Section 1 other than as provided in Section 3.

          (h) The Sub-Adviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5) -
     (b)(11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request.

2.   Other Agreements, Etc.

     The Manager understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Manager has no objection to the Sub-Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity over time. Similarly, opportunities to sell securities will be allocated in an equitable manner over time. The Manager recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Manager understands that the persons employed by the Sub-Adviser to assist the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

 3.  Compensation to Be Paid by the Manager to the Sub-adviser.

     The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser pursuant to Section 1, a fee, computed and paid monthly at the annual rate of 0.50% of the Fund's average daily net assets. Such average daily net asset value of the Fund shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this contract is in effect. For the purposes of determining fees payable to the Sub-Adviser, the value of the net assets of the Fund shall be computed at the times and in the manner specified in the Prospectus or Statement of Additional Information

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relating to the Fund as from time to time in effect.  Such fee shall be payable for each month within 10 business days after the end of such month.

     Notwithstanding the foregoing, in the event that any reduction in the fees paid to the Manager under the investment advisory agreement between the Trust and the Manager and relating to the Fund (the "Management Contract") shall be required as a result of any statutory or regulatory limitation on investment company expenses, there shall be a proportionate reduction in the fee payable to the Sub-Adviser hereunder; provided that the Sub-Adviser will never be required to pay more than the amount of fees it receives.

     If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.   Assignment Terminates this Agreement; Amendments of this Contract.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract shall have terminated for any reason; and this Agreement shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

5.   Indemnifications.

          (a) The Manager shall indemnify the Sub-Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Sub-Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Sub-Adviser or Sub-Adviser Related Persons arising from or in connection with this Agreement or the performance by the Sub-Adviser or Sub-Adviser Related Persons of its or their duties hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's registration statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Manager by the Sub-Adviser or a Sub-Adviser Related Person; except to the extent any such Losses result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

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          (b) The Sub-Adviser shall indemnify the Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Sub-Adviser's failure to perform its responsibilities to the Manager, the Fund or the Trust hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's registration statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission was based on information provided by the Sub-Adviser or a Sub-Adviser Related Person unless such statement or omission was made in reliance upon written information furnished to the Sub-Adviser or Sub-Adviser Related Person by the Manager or a Manager Related Person; and except to the extent any such Losses result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or a Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

          (c) The indemnifications provided in this Section 5 shall survive the termination of this Agreement.

6.   Effective Period and Termination of this Agreement.

     This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

          (a) The Trust may at any time terminate this Agreement by not more than sixty (60) days written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Sub-Adviser, or

          (b) If (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and
     (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate as at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as

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     provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the Rules and Regulations thereunder, or

          (c) The Manager may at any time terminate this Agreement by not less than sixty (60) days written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser, and the Sub-Adviser may at any time terminate this Agreement by not less than ninety (90) days written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Agreement pursuant to this Section 6 shall be without the payment of any penalty.

7.   Certain Information.

     The Sub-Adviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust and (c) there shall be any change in the control of the Sub-Adviser.

8.   Certain Definitions.

          (a) For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Fund means the affirmative vote, at a duly called and held meeting of shareholders, (i) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of or the Fund entitled to vote at such meeting are present in person or by proxy, or (ii) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

          (b) For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder; and the

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     term "brokerage and research services" shall have the meaning given in the
     1934 Act and the Rules and Regulations thereunder.

9.   Nonliability of Sub-adviser.

     The Sub-Adviser shall exercise its best judgment in rendering its services under this agreement. Except as may otherwise be provided by federal or state securities laws and in Section 5 hereof, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Trust or the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

10.  Limitation of Liability of the Trustees and Shareholders.

     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is reviewed and approved on behalf of the Trust by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

11.  Use of Names.

          (a) It is understood that the name "Warburg Pincus Asset Management, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Fund have the right to use such name (or derivative or logo) in offering materials of the Trust and/or Fund only with the prior written approval of the Sub-Adviser and for so long as the Sub-Adviser is an investment sub-adviser to the Trust and/or the Fund; provided that the Trust and the Fund may use such name (or derivative or logo) without such prior written approval in offering materials of the Trust to the extent that (i) such materials simply list the Sub-Adviser as the Sub-Adviser to the Fund as part of a listing of the investment sub-advisers to the series or portfolios of the Trust with a brief description of the Sub-Adviser's experience and duties hereunder; (ii) such materials include such name (or derivative or logo) and any related information that has been previously approved by the Sub-Adviser or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Trust's registration statement; or (iii) such materials are intended for broker-dealer use only, for use by the Trust's Trustees, or for internal use by the Trust and the Manager. Such prior written approval of the Sub-Adviser shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Trust, the Fund or the Manager within three business days after the request is made by the Trust, the Fund or the Manager for such use. Upon termination of this Agreement, the Trust and the Fund

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     shall forthwith cease to use such name (or derivative or logo) as soon as reasonably practicable.

          (b) It is understood that the names "The Sierra Variable Trust," and "Composite Research & Management Co." or any derivatives thereof or logos associated with such names is the valuable property of the Trust and/or the Manager and their affiliates and that the Sub-Adviser or its affiliates have the right to use such names (or derivatives or logos) in marketing materials of the Sub-Adviser or its affiliates only with the prior written approval of the Manager or the Trust, as applicable, and for so long as the Sub-Adviser is an investment sub-adviser to the Trust and/or the Fund; provided that the Sub-Adviser or its affiliates may use such names (or derivatives or logos) without such prior written approval in marketing materials of the Sub-Adviser or its affiliates to the extent that (i) such materials simply list the Trust or the Fund as part of a listing of the investment companies advised by the Sub-Adviser or its affiliates with a brief description of the Trust or the Fund; or (ii) such materials include such names (or derivatives or logos) and any related information that has been previously approved by the Trust or the Manager, as applicable, or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Form ADV or Form BD of the Sub-Adviser or its affiliates; or (iii) such materials are intended for broker-dealer use only or for internal use by the Sub-Adviser. Such prior written approval of the Manager or the Trust, as applicable, shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Sub-Adviser within three business days after the request is made by the Sub-Adviser for such use. Upon termination of this Agreement, the Sub-Adviser and its affiliates shall forthwith cease to use such names (or derivatives or logos) as soon as reasonably practicable.

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     IN WITNESS WHEREOF, the Manager and the Sub-Adviser have each caused this instrument to be signed below in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                              COMPOSITE RESEARCH & MANAGEMENT CO.



                              By    /s/ WILLIAM G. PAPESH
                                    ----------------------------------
                                    Name:  WILLIAM G. PAPESH
                                    Title: PRESIDENT


                              WARBURG PINCUS ASSET MANAGEMENT, INC.



                              By    /s/ EUGENE P. GRACE
                                    ----------------------------------
                                    Name:  EUGENE P. GRACE
                                    Title: SENIOR VICE PRESIDENT

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